Report of Independent Accountants

To the Board of Trustees and Shareholders of PIMCO Corporate Income Fund


In planning and performing our audit
of the financial statements of PIMCO Corporate
Income Fund the Fund for the period
December 21, 2001 commencement of operations through October 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established
by the American Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements
caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by
 employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
 securities, that we consider to be material weaknesses as defined above as of October 31, 2002.

This report is intended solely for the
information and use of the Board of Trustees, management and the Securities and Exchange
 Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
December 17, 2002
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